NEWS FROM:		Exhibit 99.3

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN BOARD APPROVES PLAN TO PURSUE CONVERSION TO A REIT

NEW YORK, NEW YORK (March 4, 2020) Griffin Industrial Realty, Inc.’s (Nasdaq: GRIF) (“Griffin” or the “Company”) Board of Directors has unanimously approved a plan for the Company to pursue conversion to a Real Estate Investment Trust (“REIT”).  This decision is based on the Board’s and management’s consideration of ways to maximize stockholder value and generate growth opportunities as the Company continues to expand its industrial/warehouse property portfolio in select markets.  Griffin, if successful in the conversion process, would plan to elect REIT status with the taxable year beginning January 1, 2021.

“After analyzing our current operations and future business plans, we believe converting to a REIT is the optimal structure for Griffin as we continue to invest in and grow our industrial/warehouse property portfolio,” said Michael Gamzon, Griffin’s President and Chief Executive Officer. “While we do not expect a material change in our dividend rate in the near term, the REIT structure is expected to provide a better outcome for our stockholders over time.  So long as we meet the REIT requirements going forward, including paying not less than 90% of our annual REIT taxable income in dividends, the Company will be permitted to deduct the dividends it pays from its taxable income, thus largely eliminating the corporate level tax. Additionally, we believe a REIT conversion may enhance our ability to access capital, lower our overall cost of capital and expand our investor base.”

In accordance with tax rules applicable to REITs, Griffin expects to distribute its accumulated earnings and profits (“E&P”) of approximately $14 million to $19 million to stockholders (the “E&P Distribution”), to be paid out in a combination of at least 20% in cash and up to 80% in Griffin common stock. The Company intends to distribute substantially all of the E&P Distribution in the fourth quarter of calendar year 2020. The estimated range of the E&P Distribution is based on Griffin’s 2019 taxable year results and an estimate of 2020 taxable year performance, but Griffin’s actual E&P will vary depending on a number of items, including the occurrence and timing of certain transactions and the Company’s actual results.

Griffin has completed a preliminary analysis of the REIT requirements and believes it can meet the operational and technical thresholds for qualification as a REIT.  These thresholds may include the creation of one or more taxable REIT subsidiaries to own or operate certain portions of its business. In addition, stockholder approval will be required to effect the necessary corporate reorganization, including a provision to establish REIT-related ownership restrictions in Griffin’s charter. “While there are a number of hurdles yet to be cleared, we have done the work necessary to feel comfortable that we can operate as a REIT and look forward to placing our real estate assets under a structure established for that purpose,” said Mr. Gamzon.

Latham & Watkins, LLP is advising Griffin on the REIT conversion process.  In addition to the E&P Distribution, Griffin expects to incur approximately $1 million in one-time costs to support the conversion process.  There can be no assurances that Griffin will be successful in its planned conversion and should Griffin fail to complete the conversion process, it will have incurred substantial costs.

About Griffin

Griffin is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/warehouse properties.  Griffin currently owns 41 buildings totaling approximately 4.6 million square feet (approximately 4.1 million of which is industrial/warehouse space) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When the Company uses words such as “believes,” “expects,” “anticipates,” “estimates,” “plans” or similar expressions, the Company is making forward-looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

•

This press release states that the Company plans to pursue conversion to a REIT and that the Company believes it can meet the operational and technical thresholds for qualification as a REIT. In fact, there are significant implementation and operational complexities to address before the Company can convert to a REIT, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving stockholder approvals and making required stockholder distributions. The Company can provide no assurance that conversion to a REIT will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, to the Company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the Company’s control. If  the Company converts to a REIT, it plans to operate in a manner consistent with the REIT qualification rules, however, the Company cannot give assurance that it will so qualify or remain so qualified.

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This press release states that the Company plans to elect REIT status with the taxable year beginning January 1, 2021. In fact, the Company does not know when, if at all, it will elect REIT status, and it may not do so. Further, many conditions must be met in order to complete the conversion to a REIT, and the timing and outcome of many of these are beyond the Company’s control.

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This press release states that the Company believes converting to a REIT is the optimal structure for the Company as it continues to invest in and grow its industrial/warehouse property portfolio, that such conversion is expected to provide significant benefits to the Company’s stockholders, and that such conversion may enhance the Company’s ability to access capital, lower its overall cost of capital and expand its investor base. The Company’s Board of Directors considered a variety of strategies, and there can be no assurance that the Company’s conversion to a REIT will be the most beneficial of the alternatives considered or that such conversion will result in any of the foregoing benefits.

•

This press release provides an estimated range of the Company’s E&P Distribution. The Company is in the process of conducting a study of its pre-REIT E&P as of the close of the Company’s 2019 taxable year using the Company’s historic tax returns and other available information. This is a very involved and complex study, which is not yet complete, and the actual results of the study relating to the Company’s pre-REIT E&P as of the close of the Company’s 2019 taxable year may be materially different from the Company’s current estimates. In addition, the estimated range of the Company’s E&P Distribution is also based on its projected taxable income for its 2020 taxable year and its current business plans and performance, but the Company’s actual earnings and profits (and the actual E&P Distribution) will vary depending on, among other items, the timing of certain transactions, the Company’s actual taxable income and performance for the 2020 taxable year and possible changes in legislation or tax rules and IRS revenue procedures relating to distributions of earnings and profits. For these reasons and others, the Company’s actual E&P Distribution may be materially different from the Company’s estimated range.

•	This press release states that the Company expects to pay up to 80% of the E&P Distribution in the form of Company common stock. The Company may, in fact, decide,

based on its cash flows, strategic plans, IRS revenue procedures relating to distributions of earnings and profits, leverage and other factors, to pay some or all of these amounts in cash or in a mix of cash and common stock that pays stockholders up to 80% in Griffin common stock.

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This press release states that the Company anticipates distributing substantially all of the E&P Distribution in the fourth quarter of 2020 and expects to distribute the balance, if any, over the following year. The timing of the planned E&P Distributions, which may or may not occur, may be affected by potential tax law changes, including an extension of the current tax law regime for taxation of part stock dividends, the completion of various phases of the REIT conversion process and other factors beyond the Company’s control.

•

The Company can provide no assurance that it will increase or even maintain its current level of dividend payouts. In addition, future dividends will be dependent on the Company’s cash flows, as well as the impact of alternative investments to dividends, and will be at the discretion of the Company’s Board of Directors.

•

This press release provides an estimated range of the Company’s tax and other costs to convert to a REIT, including estimated tax liabilities associated with a change in the Company’s method of depreciating and amortizing various assets and annual compliance costs. The Company’s estimate of these taxes and other costs may not be accurate, and such costs may turn out to be higher than the Company’s estimates due to changes in the Company’s business support functions and support costs, the unsuccessful execution of internal planning, including restructurings and cost reduction initiatives, or other factors.

Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin's Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.